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                                                                 Exhibit 99.b(j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" in the Statements of Additional Information and the incorporation by references in this Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A) (No. 2-97111/811-4283) of SEI Index Funds of our report dated May 7, 2004, included in the 2004 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
July 23, 2004